                                                                    EXHIBIT 10.2



                            TIME BROKERAGE AGREEMENT


                                       for


                       KUPX-TV, Salt Lake City, UT Market


                                  By and Among



                      PAXSON SALT LAKE CITY LICENSE, INC.,


                PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.


                                       and


                          ACME TELEVISION OF UTAH, LLC

                               TABLE OF CONTENTS


1   STATEMENT OF CONFIDENTIALITY

2   STANDARD OPERATING PROCEDURES

3   STANDARDIZATION

    3.1  Creating New Standard Operating Procedures
    3.2  Revising Current Standard Operating Procedures
    3.3  The Review Process
    3.4  Document Control
    3.5  SOP Manual Control
    3.6  Procedure for Procedures
    3.7  Procedure for Auditing
    3.8  Forms

4   ROLES AND RESPONSIBILITIES

    4.1  Organization Chart
    4.2  Job Descriptions

5   PROCESSING OF HOURLY EMPLOYEE PAYROLL

    5.1  Footing the Time Cards
    5.2  Hourly Time Card Data Entry
    5.3  Rapid Pay Data Entry

6   PROCESSING SALARIED PAYROLL/REGULAR PAY DATA ENTRY

    6.1  Deductions
    6.2  Additions/Adjustments
    6.3  Salaried Overtime
    6.4  Personnel Changes
    6.5  Second Pays
    6.6  Special Pays
    6.7  Void/Manual Check Entry
    6.8  Autopay Cancellation

7   RECEIPT AND DISTRIBUTION OF PAYROLL

    7.1  Receipt and Review of Pay Checks
    7.2  Receipt and Review of Electronic File
    7.3  Distribution of Pay Checks
    7.4  ADP Invoice Approval

8   PAYROLL REPORTING

    8.1  Profit Sharing Report
    8.2  Stock Report
    8.3  Garnishments Report
    8.4  United Way Report
    8.5  Medical, Life and Long-term Disability Insurance Report

9   INTERDEPARTMENTAL REPORTING

    9.1  Labor Entry to Pricing

10  GENERAL REPORTING

    10.1  Budget/Headcount Report
    10.2  Labor Reporting/EDD
    10.3  Termination
    10.4  New Hire/Terminations Report
    10.5  HRizon Report
    10.6  EDD Audit Forms
    10.7  Quarterly Tax Review
    10.8  Quarterly Hours Report (State of Washington only)

11  NON-PAYROLL DUTIES

    11.1  Manual Checks
    11.2  Monthly Posting
    11.3  Vacation Record Maintenance
    11.4  Employment Verification
    11.5  Supplying Payroll Information
    11.6  Yearly W-2 Adjustments
    11.7  Reconciliation of General Ledger Payroll Accounts

           This Agreement ("Agreement") is dated this 20th day of April, 1998 and is by and among ACME Television of Utah, LLC (the "Broker"), a limited liability company formed under the laws of the State of Delaware and Paxson Salt Lake City License, Inc., a corporation formed under the laws of the State of Florida ("Paxson Licenses") and Paxson Communications of Salt Lake City-30, Inc. ("Paxson-30" and collectively with Paxson Licenses "Licensee").

           WHEREAS, Licensee holds a broadcast license and associated auxiliary licenses (the "Licenses") from the Federal Communications Commission ("FCC") for KUPX-TV, a television station on Channel 30, Ogden, Utah in the Salt Lake City, Utah Market (the "Station"); and

           WHEREAS, Broker has programming and other resources which could be utilized for the benefit of the Station;

           WHEREAS, Licensee is desirous of using Broker's programming on the Station under the terms and conditions of this Agreement; and

           WHEREAS, Paxson-30 and Roberts Broadcasting of Salt Lake City, L.L.C., an affiliate of Broker ("Roberts") have entered into a Time Brokerage Agreement, of even date herewith (the "KUWB Time Brokerage Agreement"), pursuant to which Paxson-30 shall provide programming to television station KUWB (the "KUWB Station");

           NOW, THEREFORE, in light of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as follows:


1.  PROVISION OF PROGRAMMING


    1.1. BROKER'S USE OF STATION FACILITIES. Licensee shall make its broadcast transmission facilities available to Broker beginning on the commencement of the Term specified in Section 1.2 of this Agreement. The Licensee shall make the foregoing facilities available to Broker one hundred sixty-eight (168) hours per week, Sunday through Saturday, except for (i) downtime occasioned by routine maintenance, and (ii) time utilized by the Licensee to comply with applicable law or to fulfill its obligations under the Communications Act of 1934, as amended (the "Act"), or the rules and policies of the FCC. Upon commencement of the Term, Broker will provide programming to be broadcast on the Station for the entire 168-hour weekly period subject to any diminution under this Agreement. At Broker's option, the programming may originate either from Broker's studios or from Licensee's studios: provided, that, if Broker's programming originates from Broker's studio, Broker's programming shall be delivered to Licensee's studios via phone lines, radio or mechanical means for transmission to Licensee's transmitters.

    1.2. TERM OF PROGRAMMING OBLIGATION. Subject to the terms and conditions of this Agreement, Broker shall be authorized to provide programming on the Station, commencing on April 20, 1998 (the "Effective Date"). This Agreement shall terminate upon the first to occur of (i) the consummation of the sale of the Station, (ii) the termination of this Agreement in accordance with its terms, (iii) ten years from the date of this Agreement, (iv) the termination of the Asset Exchange Agreement among the parties hereto (the "Exchange Agreement"), or (v) the termination of the KUWB Time Brokerage Agreement.

    1.3.  QUALITY AND NATURE OF PROGRAMMING.

          1.3.1. COMPLIANCE WITH LAW. Any and all programming provided by Broker under this Agreement shall be in accordance with the Act and the rules and policies of the FCC. All advertising messages and promotional material or announcements shall comply with all applicable federal, state and local laws, regulations and policies.

          1.3.2. LICENSEE DISCRETION. In accordance with Section 1.7.1 hereof, the Licensee may, in the exercise of its discretion, refuse to broadcast any program which the Licensee deems to be inconsistent with subsection 1.3.1. of this section or the Licensee's obligations under the Act or FCC rules or policies.

    1.4.  MAINTENANCE OF STATION FACILITIES

          1.4.1. BROKER'S RESPONSIBILITIES. Broker shall be responsible, subject to Licensee's ultimate supervision, for maintenance of the Station's transmission facilities except for repairs not occasioned by ordinary wear and tear (unless such repairs are required as a result of the negligence or willful misconduct of Broker, its employees or agents). Broker shall reimburse Licensee for any and all usual and ordinary expenses incurred by Licensee in the operation of the Station during the term of this Agreement, including, but not limited to, salaries and benefits of two employees, utilities and repair costs, tower lease payments, property insurance and taxes, programming expenses and miscellaneous reasonable and necessary station expenses: provided, that in no event shall Broker be required to reimburse License for (i) lease payments, taxes and insurance on the main studio or (ii) acquisition costs for stereo or transmission equipment. Broker shall remit a check to Licensee for any and all such expenses within ten (10) days of Broker's receipt from Licensee of invoices or other itemized bills for such expenses.

          1.4.2. LICENSEE'S RESPONSIBILITIES. Except for those matters falling within Broker's responsibility under Section 1.4.1, the Licensee shall be responsible for the repair of any damage to or malfunction of any of the Station's transmission facilities not caused by ordinary wear and tear or by the negligent or willful misconduct of Broker, its employees or agents (which repairs or damage shall be the responsibility of Broker).

    1.5. HANDLING OF MAIL. Except as required to comply with the Act or FCC rules and policies, including those regarding the maintenance of the public inspection files (which shall at all times remain the responsibility of the Licensee), the Licensee shall not be required to receive or handle mail, faxes, or telephone messages in connection with programming provided by Broker unless the Licensee, at the request of Broker, has agreed in writing to do so. Notwithstanding anything herein to the contrary, Broker shall provide the Licensee with copies of any mail, fax, or telephone messages concerning the programming furnished by Broker under this Agreement to permit Licensee to place copies thereof in the Station's public inspection files if required by applicable law, rule, or policy.

    1.6.  STAFFING REQUIREMENTS AND EXPENSES

          1.6.1. MAIN STUDIO. The Licensee shall, to the extent required by applicable law or policy, maintain a main studio within the Station's principal community contour. The Licensee shall be responsible for the payment of salaries, taxes, insurance and related costs of Station personnel, including managerial staff, at the main studios, subject to any reimbursement by Broker as provided herein.

          1.6.2. STATION OPERATION. Broker shall employ and be responsible for the salaries, commissions, taxes, insurance and other related costs of all personnel (including air personalities, engineering personnel, sales persons, traffic personnel, board operators and other programming staff members) involved in the production and broadcast of its programming. Broker may establish, staff and maintain a remote control point for the Station, subject to the control and oversight of the Licensee and provided that Broker ensures that Licensee maintains the ability to preempt Broker's programming at any time. Broker shall pay for (i) all telephone calls associated with program production and listener responses, (ii) any fees billed by ASCAP, BMI and SESAC, and (iii) all other copyright fees attributable to programming provided by Broker under this Agreement.

          1.6.3. LICENSEE EMPLOYEES. Broker is not required to hire any of Licensee's employees.

    1.7.  OPERATION OF STATION

          1.7.1. LICENSEE'S AUTHORITY. Notwithstanding anything to the contrary in this Agreement, the Licensee shall retain exclusive authority for the operation of the Station, including, without limitation, the right (i) to accept or reject any programming or advertisements proffered by Broker, (ii) to cancel or preempt any programs proffered by Broker the broadcast of which would not, in the Licensee's opinion, be in the public interest, (iii) to substitute for any program proffered by Broker a program deemed by the Licensee to be of greater national, regional or local interest, (iv) to require that time sales by Broker to political candidates comply with law and policy regarding access, charges and equal opportunities, and (v) to take any other action which the Licensee deems necessary for compliance with federal, state and local laws, including the Act and the rules and policies of the FCC. At any time that Broker's personnel are using Licensee's facilities, they shall be under the ultimate direction, control and supervision of the Licensee's general manager.

          1.7.2. PRIOR NOTICE. The Licensee will use its best efforts to provide Broker with reasonable prior notice of any intention to cancel or preempt any programming proffered by Broker.

          1.7.3. LICENSEE'S COMPLIANCE WITH ACT AND FCC REQUIREMENTS. Licensee shall be solely responsible for the Station's compliance with the Act as well as FCC rules and policies. Broker shall provide information to the Licensee with respect to Broker's programs to assist the Licensee in assessing the extent to which such programming is responsive to the needs and interests of each Station's service area and to enable the Licensee to prepare reports and applications required by the FCC and other governmental entities, including but not limited to a quarterly list of community issues and responsive programming and the children television programming reports. Broker's programming shall comply with all FCC rules and policies with regard to children's programming.

          1.7.4. BROKER'S LIABILITIES. Broker shall be responsible for all liabilities, debts and obligations with respect to the sale of time on the Station and use of the Station's transmission facilities after the Effective Date; provided, that nothing in this subsection shall impose any liability on Broker for Licensee's federal, state or local income taxes incurred as a consequence of the operation of the Station. Broker shall reimburse Licensee for any franchise, personal property or real estate taxes incurred from and after the date hereof until termination of this Agreement or consummation of the Exchange Agreement.

    1.8. STATION IDENTIFICATION. The Licensee shall be responsible for the broadcast of required station identification announcements. Broker shall make available to Licensee, without charge, such announcements for such purpose as requested by Licensee and shall air such announcements during the programming supplied by Broker.

    1.9. FORCE MAJEURE. No breach of this Agreement shall be deemed to occur if circumstances beyond the control of the Licensee cause any (i) damage or malfunction in any Station's transmission facilities or (ii) delay or interruption in the broadcast of programs.

    1.10. RIGHT TO USE THE PROGRAMS. The right to use the Broker's programming and to authorize its use in any manner in any media whatsoever shall be, and remain, vested in Broker.

    1.11. PAYOLA. Neither Broker nor its employees or designated agents shall accept any consideration, compensation, gift or gratuity of any kind, regardless of its value or form, including but not limited to a commission, discount, bonus, material, supplies or other merchandise, services or labor, whether or not pursuant to written contract or agreement between Broker and merchants or advertisers, unless the payer is identified in the program in accordance with the Act and FCC rules and policies. Broker shall provide the Licensee with an appropriate affidavit within 45 days of the Effective Date of this Agreement and thereafter on an annual basis, and more frequently if reasonably requested by Licensee, attesting to its compliance with this section.

    1.12. BROKER'S COMPLIANCE WITH LAW. Broker shall comply in all material respects with all laws, rules, regulations and policies applicable to Broker's performance under this Agreement or to which the Licensee is subject in the operation of the transmission facilities and the broadcast of programs.

2.  REPRESENTATIONS AND WARRANTIES

    2.1. MUTUAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that it is legally qualified, duly empowered and expressly authorized to enter into this Agreement, and that the execution, delivery and performance of this Agreement shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound.

    2.2. LICENSEE'S REPRESENTATIONS AND WARRANTIES. Licensee represents and warrants to Broker that it owns and holds the Licenses for the Station and that each such License or authorization is in full force and effect, unimpaired by any acts or omissions of Licensee or its agents. Except as set forth in the schedules to the Exchange Agreement, there is not now pending or, to the Licensee's knowledge, threatened any action by or before the FCC to revoke, cancel, suspend, refuse to renew or modify adversely the Licenses. To Licensee's knowledge, as of the date of this Agreement, no event has occurred that does justify or, after notice or lapse of time or both, would justify, the revocation or termination of any License or the imposition of any restrictions or modifications thereon that would adversely affect the operation of any of the Station as of the date of this Agreement. Licensee is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state, or local governmental entity, court or authority having jurisdiction over it or over any part of the operations or assets of the Station, which violation would have a material adverse effect on the Licenses, the Station assets, or Licensee's ability to perform this Agreement. Licensee will not dispose of, transfer, assign or pledge any of the Station assets except with the prior written consent of Broker or except for non-material assets disposed of in the ordinary course of business.

    2.3.  BROKER'S REPRESENTATIONS AND WARRANTIES

          2.3.1. COMPLIANCE WITH LAW. Broker represents and warrants to Licensee that Broker is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local governmental entity, court or authority having jurisdiction over it or over any part of its operation or assets, which violation would have a material adverse effect on Broker, its assets, or its ability to perform this Agreement, or the operation of the Station, or the FCC Licenses. Broker represents and warrants to Licensee that Broker has full authority to broadcast its programming on the Station and Programmer shall not broadcast any material in violation of the Copyright Act or the rights of any third party.

          2.3.2. TRADE AND BARTER AGREEMENTS. During the term of this Agreement, Broker shall broadcast, without charge, any advertisements which Licensee is obligated to air under trade or barter agreements in existence prior to the date of this
                  Agreement: provided, that the scope of Licensee's trade or barter obligations as of the date hereof is set forth in
                  Schedule 1 annexed hereto; and provided further that such advertisements will be aired on a run of schedule basis at a time or times determined by Broker and preemptable for any party who will pay cash for the time. Broker shall honor Licensee's cash advertising agreements and programming agreements that are in existence as of the date of this Agreement and were entered into in the ordinary course of business.

          2.4. INDEMNIFICATION. Each party shall defend, indemnify and hold harmless the other party and its partners, officers, stockholders, directors, employees, agents, successors and assigns, from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable attorneys' fees) in connection with or resulting from: (i) any breach or default under this Agreement or (ii) any claim of any nature whatsoever made with respect to programming supplied by the indemnifying party, including without limitation, any liability for any fines imposed by the FCC as a result of programming supplied by the indemnifying party.

EVENTS OF DEFAULT

    3.1. EVENTS OF DEFAULT. The following shall, after the expiration of the applicable cure period provided for in Section 3.2, constitute an Event of Default:

          3.1.1. Broker's failure to timely make any payments to Licensee required under this Agreement;

          3.1.2. the default by either party hereto in the material observance or performance of any material covenant, condition or undertaking contained herein, or any material breach of the Exchange Agreement by a party thereto.

          3.1.3. if any material representation or warranty made by either party (whether in this Agreement, the Exchange Agreement, the KUWB Time Brokerage Agreement or in any certificate or document furnished pursuant to the provisions of either Agreement) shall prove to have been or become false or misleading in any material respect and such condition is not susceptible to timely cure or not cured within the period allowed under either agreement.

    3.2. CURE PERIOD. An Event of Default shall not be deemed to have occurred until, in the case of payment of any money to Licensee, five (5) business days, or in the case of any other default, twenty (20) business days, after the nondefaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the action necessary to cure the Event of Default within such period. Except as to defaults relating to the payment of money to Licensee, this period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure the default and such default is not materially adverse to the other party.

4.  TERMINATION

    4.1. TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the nondefaulting party may terminate this Agreement, unless the latter party is also in default hereunder. The nondefaulting party shall also have all rights and remedies at law or in equity upon the occurrence of an Event of Default.

    4.2. BROKER TERMINATION OPTION. Broker may terminate this Agreement at any time if, notwithstanding anything in this Agreement to the contrary, the Licensee cancels or preempts programming not in violation of this Agreement proffered for broadcast by Broker during fifteen percent (15%) or more of the total hours of operation of the Station during any calendar month. In the event it elects to terminate this Agreement pursuant to this section, Broker shall give Licensee notice of such election within sixty (60) days of the last day of such month and at least ninety (90) days prior to the termination date. Upon termination, all sums owing Licensee shall be paid, and neither party shall have any further liability to the other (except as provided under Section 2.4).

    4.3. LICENSEE TERMINATION OPTION. This Agreement shall terminate upon termination of the KUWB Time Brokerage Agreement. Upon termination, all sums owing Licensee shall be paid, and neither party shall have any further liability to the other (except as provided under Section 2.4).

    4.4. TERMINATION UPON GOVERNMENT ACTION. This Agreement may be terminated under any one of the following circumstances: (i) by Broker, if the FCC revokes, refuses to renew, or fails to extend any FCC Authorization for any Station; (ii) by Broker or Licensee, as the case may be, if the FCC or any other governmental agency with jurisdiction over this agreement, by order, rule, or policy requires a modification to this Agreement which is materially adverse to Broker and/or Licensee; or (iii) by Broker or Licensee, if the FCC or any other governmental agency with jurisdiction over this agreement, by order, rule, or policy, requires the termination of this Agreement; provided, that, if Licensee elects to contest the agency's proposed action, this Agreement shall remain in effect if permitted under applicable law; provided, that Licensee shall be responsible for the expenses it incurs as a result of the agency proceeding; and provided further, that Broker shall, at its own expense, cooperate and comply with any reasonable request of Licensee to assemble and provide to Licensee information relating to Broker's performance under this Agreement.

    4.5. In the event of termination of this Agreement under this Section, (i) Broker shall pay to the Licensee any monies due under this Agreement but unpaid as of the date of termination; and (ii) Licensee shall cooperate with Broker to the extent practicable to enable Broker to fulfill advertising or other programming contracts for cash compensation then outsanding, in which event the Licensee shall receive such compensation payable to Broker therefor. Thereafter, neither party shall have any liability to the other, except as provided in Section 2.4.

    4.6. PAYMENTS TO LICENSEE. Upon termination of this Agreement in accordance with its terms (by an Event of Default, consummation of the Purchase Agreement, or expiration of the term of this Agreement), Broker shall, within ten (10) days of such termination, pay to Licensee all monies due Licensee.

5.  MISCELLANEOUS

    5.1. INSURANCE. Licensee shall maintain in full force and effect such insurance policies as carried by it on the Effective Date of this Agreement with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, broadcaster's general liability, including errors and omissions, invasion of privacy, libel and defamation claims, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be required by law) and in such amounts and on such terms as is conventionally carried by broadcasters operating television stations with facilities comparable to those of the Station. Licensee shall cause Broker to be named as an additional insured thereunder. Broker shall maintain similar insurance covering its actions and omissions under this Agreement, including invasion of privacy, libel and defamation claims based on Broker's programming, and such other insurance as may be appropriate. Broker will cause Licensee to be named as an additional insured thereunder. Any insurance proceeds received by any party hereto for damaged property will be used to repair or replace such property so that the operation of the Station conforms with this Agreement. The premiums for any insurance policies maintained by Licensee shall be included in the expenses subject to reimbursement by Broker under Section 1.4 of this Agreement.

    5.2. NOTICES. All necessary notices, demands, requests and other communications permitted or required under this Agreement shall be in writing and shall be mailed by certified mail-return receipt requested (postage prepaid) by hand; by telecopy or fax with confirmation of receipt, or by overnight courier service (charges prepaid), and addressed as follows (or to such other address as either party may designate in writing to the other):

          5.2.1.  If to Broker:

                      Douglas Gealy
                      ACME Television of Utah, LLC
                      10829 Olive Boulevard
                      St. Louis, Missouri  63141

                      copy to:

                      Lewis J. Paper, Esq.
                      Dickstein Shapiro Morin & Oshinsky
                      2101 L Street, N.W.
                      Washington, D.C.  20037

          5.2.2.  If to the Licensee:

                  Lowell Paxson, Chairman
                  Paxson Salt Lake City License, Inc.
                  601 Clearwater Park Road
                  West Palm Beach, Florida  33401

                  copy to:

                  John R. Feore, Esq.
                  Dow Lohnes & Albertson, PLLC
                  Suite 800
                  1200 New Hampshire Avenue, NW
                  Washington, D.C.  20036-6802

          5.2.3.  Such notices shall be effective upon delivery.

    5.3. WAIVER. No waiver of any provision of this Agreement shall be effective unless in writing. Such waiver shall be effective only in the specific instance and for the purpose for which given.

    5.4. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to conflict of laws provisions.

    5.5. HEADINGS. The headings contained in this Agreement are included for convenience only and no heading shall alter the meaning of any provision.

    5.6. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other: provided, that Broker may assign, without Licensee's consent, its rights and obligations under this Agreement to any other party to whom Broker assigns its rights as permitted under the Exchange Agreement.

    5.7. COUNTERPART SIGNATURE. This Agreement may be signed in one or more counterparts, and all counterparts shall be deemed to be one and the same document.

    5.8. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement embody the entire agreement between the parties and supersede any and all prior and contemporaneous agreements and understandings, oral or written. No amendment of this Agreement shall be valid unless embodied in a document executed by both parties.

    5.9. NO PARTNERSHIP OR JOINT VENTURE CREATED. Nothing in this Agreement shall be construed to make the Licensee and Broker partners or part of a joint venture or to vest any rights in any third party.

    5.10. SEVERABILITY OF PROVISIONS. Except as set forth in Section REF _Ref412027509 \r \h ~4.3 hereto, in the event any provision contained in this Agreement is held to be invalid, illegal or unenforceable by the FCC or any court of competent jurisdiction, such holding shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not be contained herein.

    5.11. LITIGATION PROCEDURES AND EXPENSES. If either party initiates any formal legal action to enforce its rights hereunder, the prevailing party shall be reimbursed by the other party for all reasonable expenses incurred thereby, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.


                                      ACME TELEVISION OF UTAH, LLC


                                      By: /s/ Douglas Gealy
                                          --------------------------------
                                              Douglas Gealy
                                              President



                                      PAXSON SALT LAKE CITY LICENSE, INC.


                                      By: /s/ Lowell Paxson
                                          --------------------------------
                                              Lowell Paxson
                                              Chairman


                                      PAXSON COMMUNICATIONS OF
                                      SALT LAKE CITY-30, INC.


                                      By: /s/ Lowell Paxson
                                          --------------------------------
                                              Lowell Paxson
                                              Chairman